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                                                                   Exhibit 10(s)
                                SECOND AMENDMENT

                                     TO THE
                             HELLER FINANCIAL, INC.
                        SAVINGS AND PROFIT SHARING PLAN
               as amended and restated effective January 1, 1989
               -------------------------------------------------

     WHEREAS, Heller Financial, Inc. (the "Company") adopted a profit sharing plan for the benefit of its employees in 1951 and amended and restated that plan numerous times since and most recently amended and restated such plan, now known as the Heller Financial, Inc. Savings and Profit Sharing Plan (the "Plan"), effective January 1, 1989 and amended the Plan effective January 1, 1993; and

     WHEREAS, the Company retained the right to amend the Plan pursuant to
Section 11.2 thereof; and

     WHEREAS, the Company now deems it desirable to further amend the Plan;

     NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows:

     1. The last paragraph of Section 2.12 of the Plan is hereby amended effective for Plan Years commencing on or after January 1, 1994 to read as follows:

          Except for purposes of Section 5.6 and for determining Highly Compensated Employees under Section 2.23, the amount of an Employee's Compensation taken into account under the Plan shall not exceed $150,000 (adjusted from time to time by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code). In determining the Compensation of a family member, the rules of Code Section 414(q)(6) shall apply, except that the term "family" shall include only the spouse of the Participant and any lineal descendants who have not attained age 19 before the close of the Plan Year.

     2. 5.2(b) is hereby amended, effective January l, 1989, to read as follows:

          The sum of (1) the Participant's Employer Compensation Reduction contributions, (2) any elective deferrals (as defined in Section 402(g) of the Code) under a Related Plan, and (3) if the Participant notifies the committee in writing of any other plan under which elective deferrals are excluded from gross income, any other elective deferrals (as defined in Section 402(g) of the Code) made under any other plan, shall not exceed
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          $7,627 (in 1989, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate, and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code as applicable). If, for any calendar year, a Participant's elective deferrals under the Plan, any Related Plan and any other plan for which the Participant has notified the committee exceed the limit described in the first sentence of this subsection the Committee shall, not later than the April 15 following the close of such calendar year, distribute to the Participant, in a single sum, all or such portion of the Participant's Compensation Reduction Contributions for such calendar year (A) as requested in writing by the Participant by March 1 (or such later date as the Committee permits, but not later than April 15) following the close of such calendar year or (B) as determined by the committee as is necessary to eliminate the excess (including any income earned and minus any loss allocable to such amounts as determined in Section 5.2(c)). Effective January 1, 1994, Employer Matching Contributions made with respect to matched Employer Compensation Reduction Contributions which are reduced pursuant to this Section
          5.2(b) (including any income earned and minus any loss allocable to such amounts as determined in Section 5.2(c) as if such Section applied to the Participant's Matching Contribution Account rather than his Compensation Reduction Contribution Account) shall be forfeited and allocated to the Matching Contribution Account of each Active Participant (as defined in Section 2.3(c)(2)), including the Active Participant from whose Account such contribution has been forfeited, in the same proportion that the amount of such Active Participant's Employer Matching Contributions bears to the total amount of Employer Matching Contributions of all Active Participants for the Plan Year after giving effect to the forfeitures prescribed in this sentence.

     3. Section 5.2(c)(2) is hereby amended, effective January l, 1994, to read as follows:

          (2) Income for Period Between End of Calendar Year and Distribution. No income or loss shall be distributed or forfeited with respect to the period between the end of a calendar year and the date of distribution or forfeiture.

     4. A new sentence is hereby added to the end of Section 5.3(d)(2), effective January 1, 1994, to read as follows:

          Effective January 1, 1994, Employer Matching Contributions made with respect to matched Employer Compensation Reduction Contributions which are reduced pursuant to this Section 5.3(d)(and any income allocable to such Employer Matching Contributions determined in

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          accordance with Section 5.3(f) as if such Section applied to the
          Participant's Matching Contribution Account rather than his Compensation Reduction Contribution Account) shall be forfeited and allocated to the Matching Contribution Account of each Active Participant (as defined in Section 2.3(c)(2)) who is not a Highly Compensated Employee for such Plan Year in the same proportion that the amount of such Active Participant's Employer Matching Contributions bears to the total amount of Employer Matching Contributions of all such Active Participants for the Plan Year.

     5. Section 5.3(f)(2) is hereby amended, effective January 1, 1994, to read as follows:

          (2) Income for Period Between End of Plan Year and Distribution. No income or loss shall be distributed or forfeited with respect to the period between the end of a Plan Year and the date of distribution or forfeiture.

     6. Section 5.4(f)(2) is hereby amended, effective January 1, 1994, to read as follows:

          (2) Income for Period Between End of Plan Year and Distribution. No income or loss shall be distributed or forfeited with respect to the period between the end of a Plan Year and the date of distribution or forfeiture.

     7. Section 5.5 is hereby amended, effective January 1, 1989, to read as follows:

          5.5  Multiple Use of Section 5.3 and Section 5.4. Notwithstanding
          Section 5.3 and Section 5.4, the sum of the actual deferral percentages and the average contribution percentages, for a Plan Year, of the Highly Compensated Employees who are Active Participants shall not exceed the greater of (a) or (b) where:

          (a)  is the sum of (1) plus (2) where:

               (l) is one hundred and twenty-five percent (125%) of the greater of (i) the actual deferral percentage for such Plan Year of the non-Highly Compensated Employees who are Active Participants, or (ii) the average contribution percentage for such Plan Year of such non-Highly compensated Employees; and

               (2) is two (2) percent plus the lesser of the amount determined under Section 5.5(a)(l)(i) or the amount determined under
                    Section 5.5(a)(l)(ii), but in no event shall this amount exceed two hundred percent (200%) of the lesser of the

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                    amount determined under Section 5.5(a)(1)(i) or the amount determined under Section 5.5(a)(1)(ii); and

          (b)  is the sum of (l) plus (2) where:

               (l) is one hundred and twenty-five percent (125%) of the lesser of (i) the actual deferral percentage for such Plan year of the non-Highly Compensated Employees who are Active Participants, or (ii) the average contribution percentage for such Plan Year of such non-Highly Compensated Employees; and

               (2) is two (2) percent plus the greater of the amount determined under Section 5.5(a)(l)(i) or the amount determined under
                    Section 5.5(a)(1)(ii), but in no event shall this amount exceed two hundred percent (200%) of the greater of the amount determined under Section 5.5(a)(l)(i) or the amount determined under Section 5.5(a)(1)(ii).

          The Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate to ensure that the above limitations are met. If the Committee determines that the reduction or disallowance of Employer Compensation Reduction Contributions or Employer Matching Contributions is necessary or desirable with respect to Highly Compensated Employees, the Committee may reduce or disallow Employer Compensation Reduction Contributions or Employer Matching Contributions for such Highly Compensated Employees, including Employer Compensation Reduction Contributions or Employer Matching Contributions already made for that Plan Year, as provided in Section 5.3(d) and (f) or Section 5.4(d) and (f).

     8. The last paragraph of Section 5.6(c) is hereby amended, effective January 1, 1989, to read as follows:

          Any Employer Compensation Reduction Contributions reduced or eliminated under this Section 5.6 shall be distributed to the Participant on whose behalf such contributions were made. Any allocations of Employer Matching Contributions, Employer Profit Sharing Contributions, Minimum Employer Contributions, Forfeitures, and Special Employer Contributions reduced or eliminated under this
          Section 5.6 shall, subject to the limits of this Section 5.6, be reallocated to the Accounts of the other Participants as of the last day of that Plan Year in the same manner as such Contributions were initially allocated. Any Employer Matching Contributions, Employer Profit Sharing Contributions, Forfeitures, Minimum Employer Contributions and Special Employer Contributions which cannot, under the limits of this Section 5.6, be reallocated to the Accounts of other

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          Participants in the Plan Year shall be held, subject to the limits of this Section 5.6, in a suspense account and reallocated in the subsequent Plan Year prior to making and Employer contributions in any subsequent Plan Year. On Plan termination any amounts held in a suspense account which, under the limits of this Section 5.6, cannot be reallocated to Participants in the Plan Year of the termination, shall be returned to the Employers in such proportions as shall be determined by the Committee.

     9. Section 8.1 is hereby amended effective upon execution hereof to add a new subsection (h) to read as follows:

          (h) Any distribution to which a Participant is otherwise entitled under this Article VIII may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a) - 11(c) is given, provided that (l) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (2) the Participant, after receiving the notice affirmatively elects to receive a distribution.

     10. Section 8.4(a)(1)(A)(i) is hereby amended, effective January 1, 1994, to read as follows:

          (i) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for those persons to obtain medical care described in
               Section 213(d);

     11. Section 8.4(a)(1)(A)(iii) is hereby amended, effective January 1, 1994, to read as follows:

        (iii) Payment of tuition (and - related educational fees) for the next l2 months of postsecondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code); or

     12. Section 8.4(a)(2)(A)(i) is hereby amended, effective January 1, 1994, to read as follows:

          (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant including the amount needed to pay any federal, state and local income taxes and penalties reasonably expected to be incurred by reason of the distribution;

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     IN WITNESS WHEREOF, the amendment is executed by the Company this 20th day of December 1994 by its duly authorized officer.

                          HELLER FINANCIAL, INC.

                          By:  /s/ Peggi L. Sturm
                               ----------------------
                          Its: Vice President
                               ----------------------

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